UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2013 (October 29, 2013)

TEL OFFSHORE TRUST

(Exact name of registrant as specified in its charter)

Texas	1-6910	76-6004064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee Global Corporate Trust 919 Congress Avenue Austin, Texas (Address of principal executive offices)	78701 (Zip Code)

Registrant’s telephone number, including area code:   (800) 852-1422

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events.

On October 31, 2013, TEL Offshore Trust (the “Trust”) issued a press release announcing that the TEL Offshore Trust Partnership (the “Partnership”) has consummated a sale of 25% (or 5% of 8/8ths ) the Partnership’s remaining overriding royalty interest in certain oil and gas properties located offshore Louisiana (the “Royalty Properties”). The principal asset of the Trust consists of a 99.99% interest in the Partnership. In turn, the principal asset of the Partnership is the overriding royalty interest in the Royalty Properties.  The Trust’s source of capital is the Trust’s share of the net proceeds from the Royalty Properties under the terms of the overriding royalty interest. The Partnership has retained a 60% interest in the overriding royalty interest (or 15% of 8/8ths).

The sale is governed by a letter agreement, pursuant to which the Partnership and RNR Production, Land and Cattle Company, Inc. (“RNR Production”) made various representations and warranties, with related indemnification obligations. In connection therewith, the Partnership and RNR Production executed a Partial Assignment of Overriding Royalty Interests.

The sale to RNR Production closed on October 31, 2013, but was effective as of August 1, 2013. The sale generated $1,200,000 in gross proceeds and occurred as part of the previously announced formal auction process for the overriding royalty interest.  The Trust expects to receive promptly from the Partnership a distribution of approximately $1,151,885, representing 99.99% of the net proceeds from the sale of $1,152,000.  The Trust intends to use approximately $300,000 of such net proceeds to repay the Trust’s indebtedness under that certain Demand Promissory Note, dated May 23, 2013, in the original principal amount of $300,000, executed by the Trust and payable to The Bank of New York Mellon, N.A., and the remaining net proceeds for the payment of expenses of the Trust.

A copy of the letter agreement and the Partial Assignment of Overriding Royalty Interests referenced above are being filed as exhibits to this Current Report.  The descriptions herein of such documents are summary in nature and are qualified by the actual terms thereof.

Item 9.01                   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	TEL Offshore Trust’s Press Release dated October 31, 2013.

99.2	Letter Agreement dated October 29, 2013 between TEL Offshore Trust Partnership and RNR Production, Land and Cattle Company, Inc.

99.3	Partial Assignment of Overriding Royalty Interests dated October 29, 2013 between TEL Offshore Trust Partnership and RNR Production, Land and Cattle Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEL Offshore Trust

	By:	The Bank of New York Mellon Trust Company, N.A.,
as Trustee

Date: October 31, 2013	By:	/s/ Michael J. Ulrich
	Name:	Michael J. Ulrich
	Title:	Vice President and Trust Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	TEL Offshore Trust’s Press Release dated October 31, 2013.

99.2	Letter Agreement dated October 29, 2013 between TEL Offshore Trust Partnership and RNR Production, Land and Cattle Company, Inc.

99.3	Partial Assignment of Overriding Royalty Interests dated October 29, 2013 between TEL Offshore Trust Partnership and RNR Production, Land and Cattle Company, Inc.